Exhibit (c)(3)


CONFIDENTIAL


December 17, 1999

Diversified Agency Services, a division of
Omnicom Group Inc.
437 Madison Avenue
New York, NY  10022

Attention: Dale Adams
           Chief Financial Officer


      In connection with your consideration of a possible negotiated transaction with ARMSTRONG (the "Company"), the Company is prepared to make available to you certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition to such information being furnished to you and your directors, officers, employees, agents or advisors (including without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication), which is furnished to you or to your Representatives now or in the future by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

      The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives pursuant hereto. The term Evaluation Material does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives; (ii) was within your possession prior to its being furnished to you by or on behalf of the Company pursuant hereto, provided that the source of such information was not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or (iii) becomes available to you on a

Omnicom Group Inc.
December 17, 1999
Page 2


nonconfidential basis from a source other than the Company or any of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

      You hereby agree that you and your Representatives shall use the Evaluation Material solely for the purpose of evaluating a possible negotiated transaction between the Company and you, that the Evaluation Material will be kept confidential and that you and your Representatives will not disclose any of the Evaluation Material in any manner whatsoever; provided, however, that any of such information may be disclosed to your Representatives who need to know such information for the sole purpose of evaluating a possible negotiated transaction with the Company, who agree to keep such information confidential and who are provided with a copy of this letter agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto. In any event, you shall be responsible for any breach of this letter agreement by any of your Representatives and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. You will not have any discussions or contacts with the Company concerning a possible negotiated transaction except through management and advisors designated by the Company.

      In addition, you agree that, without the prior written consent of the Company, you and your Representatives will not disclose to any other person the fact that the Evaluation Material has been made available to you, that discussions or negotiations are taking place concerning a possible transaction involving the Company or any of the terms, conditions or other facts with respect thereto (including the status thereof); provided, however, that you may make such disclosure if you have received the written opinion of your counsel that such disclosure must be made by you in order that you not commit a violation of law.

      In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or any of your Representatives are nonetheless, in the written opinion of counsel, legally compelled to disclose Evaluation Material to any

Omnicom Group Inc.
December 17, 1999
Page 3


tribunal or else stand liable for contempt or suffer other censure or penalty, you or your Representative may, without liability hereunder, disclose to such tribunal only that portion of the Evaluation Material which such counsel advises you is legally required to be disclosed; provided, however, that you exercise your best efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material by such tribunal.

      If you decide that you do not wish to proceed with a transaction with the Company, you will promptly inform the Company of that decision. In that case, or at any time upon the request of the Company for any reason, you will promptly deliver to the Company all Evaluation Material (and all copies thereof) furnished to you or your Representatives by or on behalf of the Company pursuant hereto. In the event of such a decision or request, all other Evaluation Material prepared by you or your Representatives shall be destroyed and no copy thereof shall be retained. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives will continue to be bound by your obligations of confidentiality and other obligations hereunder.

      You understand and acknowledge that neither the Company nor any of its Representatives (including without limitation any of the Company's directors, officers, employees, or agents) make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its Representatives (including without limitation any of the Company's directors, officers, employees, or agents) shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any transactions contemplated hereby, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

      You hereby acknowledge that you are aware, and that you will advise your directors, officers, employees and Representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an Issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Omnicom Group Inc.
December 17, 1999
Page 4


      In consideration of the Evaluation Material being furnished to you, you hereby agree that, for a period of one year from the date hereof, neither you nor any of your affiliates who have knowledge of this letter agreement will hire, solicit to employ or entice away or in any other manner persuade or attempt to persuade any of the Company's current officers or employees to terminate their employment with the Company.

      In addition, you hereby agree that the Evaluation Material is being furnished to you in consideration of your agreement that you will not propose to the Company or to any other person any transaction between you and the Company and/or its security holders or involving any of its securities or security holders unless the Company shall have requested in writing that you make such a proposal, and that you will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's securities, businesses or assets for a period of three years from the date of this letter unless the Company shall have consented in advance in writing to such acquisition. You also agree that the Company shall be entitled to equitable relief, including an injunction, in the event of any breach of the provisions of this paragraph and that you shall not oppose the granting of such relief.

      You understand and agree that unless and until a final definitive agreement regarding a transaction between the Company and you has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this letter agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a transaction between the Company and you, and to terminate discussions and negotiations with you at any time.

      It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

      It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by you or any of your Representatives and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement but shall be in addition to all other remedies available at law or equity to the

Omnicom Group Inc.
December 17, 1999
Page 5


Company.  In the event of  litigation  relating to this letter  agreement,  if a court of competent jurisdiction determines that you or any of your Representatives have breached this letter agreement, then you shall be liable and pay to the Company the reasonable legal fees incurred by the Company in connection with such litigation, including any appeal therefrom.

         This letter agreement is for the benefit of the Company and its directors, officers, stockholders, affiliates, and agents, and shall be governed by and construed in accordance with the laws of the State of New York. You also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Omnicom Group Inc.
December 17, 1999
Page 6


      Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

ING BARING FURMAN SELZ LLC
(as financial advisor to, and on behalf of, the Company)


By: /s/ Linda J. Bornhuetter
   --------------------------
    Linda J. Bornhuetter
    Managing Director



Accepted and agreed as of the
date first written above:

Diversified Agency Services, a division of Omnicom Group Inc.


By: /s/ Dale Adams
   --------------------------
    Dale Adams
    Chief Financial Officer